Exhibit 99.1
LogMeIn Announces Third Quarter 2009 Results
Reports 32% Year-Over-Year Revenue Growth, Net Income Per Share of $0.07, Non-GAAP Earnings per Share of $0.12 and Operating Cash Flow of $7.1M
Woburn, Mass., October 28, 2009 — LogMeIn, Inc. (Nasdaq: LOGM), a provider of on-demand, remote-connectivity solutions, today announced its third quarter and nine-month results for the period ended September 30, 2009.
For the third quarter of 2009, LogMeIn reported total revenue of $19.0 million, an increase of 32% over $14.4 million in total revenue reported in the third quarter of 2008. Net income for the third quarter of 2009 increased to $1.9 million, from net income of $9,000 reported in the third quarter of 2008. Net income attributable to common shareholders for the third quarter of 2009 increased to $0.07 per diluted share from a net loss attributable to common shareholders of $0.15 per diluted share reported in the third quarter of 2008.
Non-GAAP net income for the third quarter of 2009 increased to $2.9 million, or $0.12 per diluted share, from non-GAAP net income of $867,000, or $0.05 per diluted share, for the comparable period in 2008. Non-GAAP net income excludes $186,000 in amortization of intangibles and $901,000 in stock compensation expense for the third quarter of 2009, and $186,000 in amortization of intangibles and $672,000 of stock compensation expense for the third quarter of 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in the attached tables.
LogMeIn generated $7.1 million of operating cash flow in the third quarter of 2009 as compared to operating cash flow of $4.3 million generated in the same period of the prior year. The Company closed the third quarter of 2009 with cash and cash equivalents of $121.0 million, up $90.9 million over the prior quarter, which includes $84.5 million in net proceeds from its initial public offering on July 1, 2009.
“We are pleased to report another successful quarter of revenue growth and operational execution, delivering results that were ahead of the outlook we provided last quarter,” commented Michael Simon, President and CEO of LogMeIn, Inc. “We are particularly pleased with sales generated from the recent release of LogMeIn Central, a web-based console that complements LogMeIn Pro2, Hamachi2 and Free products. While it is early in the release and sales cycle for LogMeIn Central, we are encouraged by the initial adoption of Central by both our premium and free users. Additionally, we had a substantial increase in the number of users of LogMeIn Ignition for iPhone, a top grossing business productivity application on the App Store.”
“As we look ahead, we will remain focused on aggressively selling our broad range of solutions to our existing user base, attracting new users, expanding our channels and developing innovative solutions for our small to medium size business customers. We believe that LogMeIn is well-positioned in the market and are optimistic about our business in 2010 and beyond,” concluded Simon.
For the nine months ended September 30, 2009, LogMeIn reported total revenue of $54.2 million, an increase of 52% over $35.7 million in revenue reported in the comparable period of 2008. Net income for the first nine months of 2009 improved to $6.3 million from a net loss of $6.6 million in the comparable period of 2008. Net income attributable to common shareholders for the first nine months of 2009 increased to $0.27 per diluted share from a net loss attributable to common shareholders of $2.15 per diluted share in the comparable period of 2008.
Non-GAAP net income for the first nine months of 2009 increased to $9.0 million, or $0.45 per diluted share, from a non-GAAP net loss of $4.1 million, or $0.25 per diluted share, in the comparable period of 2008. Non-GAAP net income excludes $557,000 in amortization of intangibles and $2.1 million in stock compensation expense for the first nine months of 2009 and $557,000 in amortization of intangibles and $2.0 million in stock compensation expense in the comparable period of 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in the attached tables.
Business Outlook
Based on information available as of October 28, 2009, LogMeIn is issuing guidance for the fourth quarter and full year 2009 as follows:
Fourth Quarter 2009: The Company expects fourth quarter revenue to be in the range of $19.6 million to $19.9 million.
Non-GAAP net income is expected to be in the range of $2.7 million to $3.0 million and non-GAAP net income per diluted share to be in the range of $0.11 to $0.12. Non-GAAP net income excludes an estimated $186,000 in amortization of intangibles and $600,000 in stock compensation expense.
Net income per diluted share calculations for the fourth quarter of 2009 are based on estimated fully-diluted weighted average shares outstanding of 24.5 million shares.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $73.8 million to $74.1 million.
Non-GAAP net income is expected to be in the range of $11.7 million to $12.0 million and non-GAAP net income per diluted share to be in the range of $0.55 to $0.56. Non-GAAP net income excludes an estimated $743,000 in amortization of intangibles and $2.7 million in stock compensation expense

Net income per diluted share calculations for the full year 2009 are based on estimated fully-diluted weighted average shares outstanding of 21.3 million shares which includes all of the outstanding preferred stock on an as converted basis for the full year.
Conference Call Information for Today, Wednesday, October 28, 2009
LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-549-7704 (for the U.S. and Canada) or 480-629-9860 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on October 28, 2009 until 11:59 p.m. Eastern Time on November 5, 2009, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4171251#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures: non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income and non-GAAP net income per share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable convertible preferred stock. LogMeIn believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to LogMeIn’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
LogMeIn does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. LogMeIn urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (NASDAQ: LOGM) makes it easy to connect and access remote computing devices — desktops, laptops, point-of-sale systems, medical devices, smartphones and more — from any internet-connected computer, including an iPhone™ or in-dash computer of the Ford F-150 pick-up truck. Over 25 million registered users have connected more than 70 million devices using LogMeIn for business productivity, personal mobility and IT support. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary and the Netherlands, and on the web at http://www.LogMeIn.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction of product enhancements or additional products, the Company’s growth and market leadership and the Company’s financial guidance for the fourth quarter of 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to renew or early termination of the Company’s agreements with Intel Corporation, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in LogMeIn’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent LogMeIn’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. LogMeIn undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing LogMeIn’s views as of any date subsequent to the date of this press release.
LogMeIn Central, LogMeIn Pro2, LogMeIn Hamachi2, LogMeIn Free and LogMeIn
Ignition are trademarks or registered trademarks of LogMeIn in the US and other countries. iPhone is a trademark of Apple, Inc., in the US and other countries around the world.
Contact Information:
Investors
Erica Abrams, Brinlea Johnson, or Matthew Hunt
Blueshirt Group
415-217-5864, 212-551-1453, 415-489-2194
erica@blueshirtgroup.com
brinlea@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Trip Kucera
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue	$14,386	$18,971	$35,727	$54,175
Cost of revenue	1,576	1,910	4,292	5,508

Gross profit	12,810	17,061	31,435	48,667

Operating expenses
Research and development	3,281	3,579	8,987	9,487
Sales and marketing	7,865	9,059	23,407	26,378
General and administrative	1,580	2,344	4,848	5,787
Legal settlement	—	—	600	—
Amortization of acquired intangibles	82	82	246	246

Total operating expenses	12,808	15,064	38,088	41,898

Income (loss) from operations	2	1,997	(6,653)	6,769

Interest income, net	62	42	201	67
Other expense	(20)	(141)	(104)	(301)

Income (loss) before provision for income taxes	44	1,898	(6,556)	6,535
Provision for income taxes	(35)	(48)	(89)	(212)

Net income (loss)	9	1,850	(6,645)	6,323

Accretion of redeemable convertible preferred stock	(587)	(49)	(1,761)	(1,311)

Net income (loss) attributable to common stockholders	$(578)	$1,801	$(8,406)	$5,012

Net income (loss) attributable to common stockholders per share:
basic	$(0.15)	$0.08	$(2.15)	$0.28
diluted	$(0.15)	$0.07	$(2.15)	$0.27
Weighted average shares outstanding:
basic	3,934,043	21,372,510	3,918,617	9,857,792
diluted	3,934,043	23,472,881	3,918,617	11,675,094
Calculation of Non-GAAP Operating Income (loss), Non-GAAP Net Income (loss) and Non-GAAP Net Income per share (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
GAAP Income (loss) from operations	$2	$1,997	$(6,653)	$6,769

Add Back:
Amortization of intangibles included in cost of revenue	104	104	311	311
Amortization of intangibles included in operating expense	82	82	246	246
Stock-based compensation expense	672	901	2,020	2,116

Non-GAAP Operating income (loss)	860	3,084	(4,076)	9,442

Other (expense) income	42	(99)	97	(234)

Non-GAAP Income (loss) before provision for income taxes	902	2,985	(3,979)	9,208

Provision for income taxes	(35)	(48)	(89)	(212)

Non-GAAP Net income (loss)	$867	$2,937	$(4,068)	$8,996

Non-GAAP Diluted net income (loss) per share:	$0.05	$0.12	$(0.25)	$0.45
Diluted weighted average shares outstanding used in computing per share amounts:	18,147,553	24,279,002	16,279,140	20,141,826
Stock-Based Compensation Expense (unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Stock-based compensation expense:
Cost of revenue	$15	$9	$45	$38
Research and development	102	251	301	427
Sales and marketing	252	221	701	679
General and administrative	303	420	973	972

Total stock based-compensation	$672	$901	$2,020	$2,116

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	September 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$22,913	$121,007
Accounts receivable, net	4,701	4,431
Prepaid expenses and other current assets	1,665	2,124

Total current assets	29,279	127,562
Property and equipment, net	4,000	5,067
Restricted cash	592	602
Acquired intangibles, net	1,494	937
Goodwill	615	615
Deferred offering costs	1,412	—
Other assets	23	32

Total assets	$37,415	$134,815

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,505	$1,972
Accrued liabilities	5,198	6,577
Deferred revenue, current portion	25,257	29,805

Total current liabilities	31,960	38,354
Deferred revenue, net of current portion	3,101	2,159
Other long-term liabilities	130	490

Total liabilities	35,191	41,003

Commitments and contingencies Redeemable convertible preferred stock:
Series A	12,501	—
Series B	11,629	—
Series B-1	10,713	—

Total redeemable convertible preferred stock	34,843	—

Stockholders’ equity (deficit):
Common stock	40	222
Additional paid-in capital	311	120,096
Accumulated deficit	(32,980)	(26,657)
Accumulated other comprehensive income	10	151

Total stockholders’ equity (deficit)	(32,619)	93,812

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$37,415	$134,815